Exhibit 99.1

NeuroOne Provides Evo® sEEG Update

The Evo® sEEG electrode 510(k) cleared for temporary (less than 24 hours) use remains in effect and the Company will explore the opportunity to market the device for intraoperative use.

EDEN PRAIRIE, Minn., May 16, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces that the U.S. Food and Drug Administration (the “FDA”) has completed its review of the Company’s appeal for 510(k) clearance for its Evo® sEEG Electrode for less than 30-day use. In a letter to the Company dated May 13, 2022, the FDA stated that they were upholding their decision that the device is not substantially equivalent for extended use based on their analysis of the methodology used for exhaustive extraction testing.

The FDA also stated that the Company may submit a new 510(k) with new evidence, specifically as it relates to the subacute toxicity endpoint, to support a finding of substantial equivalence. The Company is in the process of collecting such data and intends to submit a Special 510(k) which according to FDA guidance is processed within 30 days of receipt, rather than the 90 days for a traditional 510(k). The Company expects to resubmit the application to the FDA in August 2022.

“While the appeal decision is disappointing, we remain optimistic that the current product design and materials will successfully demonstrate substantial equivalence at the conclusion on the ongoing subacute toxicity test,” said Dave Rosa, Chief Executive Officer of NeuroOne. “Once completed, we intend to submit the new test data results to the FDA while referencing the previous 510(k) submission. In addition, the Company will immediately explore the opportunity to market the device through Zimmer Biomet for intraoperative use to gain product clinical experience while we progress with the re-submission to the FDA.”

In September 2021 the Company received FDA clearance to market the Evo® sEEG Electrode for temporary (less than 24 hours) use with equipment for the recording, monitoring, and stimulation of electrical signals at the subsurface level of the brain.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com .

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the timing of the Company’s submission of its revised 510(k) clearance request for its Evo® sEEG Electrode for less than 30-day use, applications for, or receipt of, regulatory clearance, the Company’s ability to submit a special 510(k) clearance request, the timing and extent of product launch and commercialization of our technology, expected negotiations with Zimmer Biomet regarding the opportunity to market the device for intraoperative use, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@n1mtc.com